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                                                                    EXHIBIT 23.5


                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 1 to Registration Statement No. 333-32390 of MedicaLogic, Inc. on Form S-4 of our report dated February 4, 2000 on the consolidated financial statements of Medscape, Inc. as of December 31, 1999 and 1998, and for each of the years in the three year period ended December 31, 1999, appearing in the Prospectus, which is part of this Registration Statement, and to the use in this Registration Statement of our report dated April 9, 1999 on the financial statements of Healthcare Communications Group as of October 27, 1998 and December 31, 1997, and for the ten months ended October 27, 1998 and for the year ended December 31, 1997, appearing in the Prospectus, which is part of this Registration Statement.


    We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP


March 30, 2000
New York, New York